UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 19, 2015

NEUROKINE PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

British Columbia	333-161157	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1275 West 6th Avenue, Vancouver, British Columbia, Canada	V6H 1A6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (604) 805-7783

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities

Director and Consulting Agreements with BJ Bormann, Wolfgang Renz, Patrick Frankham and Giora Davidai.

Effective March 19, 2015 we entered into director services agreements with our chief executive officer and director, BJ Bormann, and our directors, Wolfgang Renz and Patrick Frankham. Pursuant to the agreements each director shall provide director services to our company for a period of 24 months in consideration for 100,000,000 shares of our common stock payable 25,000,000 upon execution of the agreement, 25,000,000 after 6 months, 25,000,000 after 12 months, and 25,000,000 after 24 months. Each agreement may be terminated by the company without notice for cause, or by any party with 30 days prior notice.

Also effective March 19, 2015 we entered into a management consulting agreement with Giora Davidai, MD. Pursuant to the agreements Dr. Davidai shall provide consulting services to our company for a term of 12 months renewable by mutual agreement for an additional 12 months. In consideration of the services we have agreed to pay to Dr. Davidai 100,000,000 shares of our common stock payable 25,000,000 upon execution of the agreement, 25,000,000 after 6 months, 25,000,000 after 12 months, and 25,000,000 after 24 months (subject to renewal of the term).

On March 20, 2015 we issued 400,000,000 common shares payable to Drs. Bormann, Renz, Frankham and Davidai pursuant to the above described agreements. The common shares not yet earned or payable will be held in escrow and released to the directors or consultant in accordance with the terms of their respective agreements. The 400,000,000 common shares were issued to two (2) US persons in reliance on Rule 506 under Regulation D and/or Section 4(2) of the Securities Act of 1933 and to two (2) non-US persons (as that term is defined in Regulation S of the Securities Act of 1933), in offshore transactions relying on Regulation S of the Securities Act of 1933.

The above description of the director and consulting agreements made in accordance with Item 1.01 of Form 8-K is a summary and is qualified in its entirety by reference to the copies of the agreements is attached hereto as exhibits 10.1, 10.2, 10.3 and 10.4 and which are incorporated herein by reference.

Debt Settlement

On March 20, 2015 we issued 420,245,383 shares of our common stock to six subscribers at the price of $0.001 per share in full conversion of 8 outstanding convertible promissory notes held by the subscribers with an aggregate value $420, 245.38 including principle and accrued interest. We originally issued the convertible promissory notes for cash consideration on December 11, 2014, June 27, 2014, September 19, 2013, April 26, 2013, March 27, 2012, January 14, 2011, December 4, 2011, and December 16, 2010, respectively. The 420,245,383 common shares will be issued to six non-US persons (as that term is defined in Regulation S of the Securities Act of 1933), in offshore transactions relying on Regulation S of the Securities Act of 1933. 47,649,500 of the common shares were issued to Sassel Investments Inc., a corporation beneficially owned and controlled by Hamid Doroudian, our former President, Chief Executive Officer, Secretary. Dr. Doroudian was also a member of our board of directors until his resignation on February 5, 2015 and remains an affiliate of our company.

The description of the debt settlement subscription agreement contained in this Item 1.01 is a summary and is qualified in its entirety by reference to the copy of the agreement is attached hereto as exhibit 10.1, and which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
10.1	Director Services Agreement dated February 25, 2015 with BJ Bormann
10.2	Director Services Agreement dated February 26, 2015 with Wolfgang Renz
10.3	Director Services Agreement dated February 25, 2015 with Patrick Frankham
10.4	Consulting Services Agreement dated February 28, 2015 with Giora Davidai

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROKINE PHARMACEUTICALS INC.

Date: March 23, 2015	By:	/s/ BJ Bormann
BJ Bormann
President and Director